Exhibit 10.3

LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

THIS LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE (“Consent Agreement”) is entered into as of February 1, 2024 (the “Effective Date”), by and among the PRESIDIO TRUST, a wholly-owned government corporation of the United States of America (“Landlord”), KINNATE BIOPHARMA INC., a Delaware corporation (“Assignor”), and EVENTBRITE, INC., a Delaware corporation (“Assignee”).

RECITALS:

A.

Landlord and Assignor made that certain Net Office Lease, dated as of August 5, 2021, as amended by that certain Letter Agreement, dated as of August 26, 2021 (collectively, the “Lease”) pursuant to which Landlord leased to Assignor certain premises (the “Premises”) described as Suite 150 in the building commonly known as Building 103 (the “Building”) located at 103 Montgomery Street in the Presidio of San Francisco, San Francisco, California.

B.

Assignor and Assignee have entered into that certain Agreement for Assignment and Assumption of Lease, dated as of December 20, 2023, a copy of which is attached hereto as Exhibit A (the “Assignment Agreement”) pursuant to which Assignor shall assign the Lease to Assignee and Assignee shall assume all obligations of “Tenant” under the Lease in the form attached as Exhibit A to the Assignment Agreement, and a final executed copy of which is attached hereto as Exhibit B (the “Assignment”).

C.	As required under the Lease, Assignor and Assignee have requested Landlord’s consent to the Assignment.
D.	Landlord has agreed to give such consent subject to the provisions of this Consent Agreement.

NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Assignment as a “Transfer” under the Lease subject to the following provisions:

1.

Assignment. Each of Assignor and Assignee hereby represent that a true and complete copy of the Assignment Agreement is attached hereto as Exhibit A and that a true and complete copy of the final executed copy of the Assignment is attached as Exhibit B.

2.

No Prior Transfers; Security Deposit. Assignor hereby represents and warrants to Landlord that Assignor has not previously made a Transfer under the Lease and that Assignor has assigned its entire interest in the Security Deposit to Assignee.

3.

Assumption. Notwithstanding anything to the contrary, Assignee, from and after the Effective Date, for itself and, if any, its permitted successors and assigns, hereby assumes and agrees to perform and be bound by all of the obligations of the “Tenant” under the Lease, including, without limitation, the obligation to pay Rent to Landlord. Assignee acknowledges and agrees that it has no right to exercise the Option set forth in the Lease, such having been personal to Assignor, and that Assignee has no other express or implied right to extend the Term of the Lease.

- 1 -	Consent to Assignment Building 103, Suite 150 Kinnate/Eventbrite

4.

No Release. Nothing contained in the Assignment or this Consent Agreement shall be construed as waiving, modifying, relieving, and/or releasing Assignor from any of Assignor’s obligations under the Lease, it being expressly understood and agreed that Assignor remains liable for such obligations notwithstanding anything contained in the Assignment or this Consent Agreement; provided, however, in no event shall Assignor be liable for any, and Assignor shall be deemed released from all, obligations of “Tenant” under the Lease following the effectiveness of any subsequent modifications, amendments, extensions, renewals or any other agreements affecting the Lease, or any subsequent Transfer(s) under the Lease, in each case, that increase the obligations of “Tenant” under, or extend or renew the term of, the Lease.

5.

Administrative Fee. As required under Article 19 of the Lease, with delivery of its Transfer Notice, Assignor represents and warrants to Landlord that Assignor paid a nonrefundable review and processing fee of $2,500.00, and Landlord acknowledges receipt thereof from Assignor. There are no fees or charges due to Landlord by Assignee in connection with this Consent Agreement.

6.	No Subsequent Transfer(s). Assignee shall not subsequently make any Transfer(s) except in accordance with Article 19 of the Lease.
7.

Lease. In no event shall the Assignment or this Consent Agreement: (i) grant or confer upon Assignor or Assignee any greater rights than those contained in the Lease, (ii) diminish the rights and privileges of the Landlord under the Lease, or (iii) modify and amend the Lease in any respect. Assignor agrees that any provisions in the Assignment which limit Assignee’s right to subsequently agree to modify and amend the Lease are binding only upon Assignee (without regard to Landlord). Landlord shall not be bound in any manner by such provisions nor, except as expressly provided in Section 4 above, shall Assignor be released from its obligations under the Lease, and Landlord may rely upon Assignee’s execution of any agreements with Assignee.

8.

Payment of Rent upon Default; Exercising Remedies. If at any time Assignee is in Default, Assignor and Assignee agree Landlord may also send a copy of any notice of Default to Assignor that Landlord elects to send to Assignee. Subject to Section 4 above, if at any time Assignee is in Default, Assignor and Assignee agree Landlord shall have the right to require that Assignor pay all Rent directly to Landlord. Notwithstanding anything to the contrary but subject to Section 4 above, if at any time Assignee is in Default, Assignor and Assignee agree Landlord may elect to exercise its remedies under the Lease as it may elect and as permitted under the Lease and, at Landlord’s election, without regard to the Assignment.

9.

Transfer Premium. If Landlord is entitled to any Transfer Premium from Assignor on account of the Assignment pursuant to the terms of the Lease, then, in addition to all Rent otherwise payable by Assignor to Landlord under the Lease, Assignor shall also pay to Landlord the Transfer Premium to which Landlord is entitled under the Lease, in the manner described in the Lease. Landlord’s failure to bill Assignor for, or to otherwise collect, such sums shall in no manner be deemed a waiver by Landlord of its right to collect such sums in accordance with the Lease.

10.

Condition of Premises. Assignor is in possession of the Premises and each of Assignor and Assignee has inspected the Premises, including without limitation the Systems and Equipment, or has had an opportunity to do so, and Assignee agrees to accept the same in its existing condition without any agreement, representations, understandings, or obligations on the part of Landlord to perform any alterations, repairs or improvements to the Premises or the Building (without limiting Assignor’s obligations to Assignee under the Assignment Agreement and/or Assignment).

- 2 -	Consent to Assignment Building 103, Suite 150 Kinnate/Eventbrite

11.	Authority. Each signatory of this Consent Agreement represents hereby that they have the authority to execute and deliver the same on behalf of their respective party to this Consent Agreement.
12.

Interpretation. In the case of any inconsistency between the provisions of the Assignment and this Consent Agreement or the Lease, the provisions of this Consent Agreement and the Lease govern and control.

13.

Brokers. Each of Assignor and Assignee agree Landlord is not directly or indirectly responsible for any broker, agent, or finder in connection with this Consent Agreement. Each of Assignor and Assignee agree to indemnify, defend (at Landlord’s election), and hold Landlord harmless from all claims, demands, damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any assertion by any broker, agent, or finder for any commission or fee alleged to be due to any party in connection with this Consent Agreement.

14.	Defined Terms. Capitalized terms used in this Consent Agreement have the same definitions as set forth in the Lease unless the capitalized terms are otherwise defined in this Consent Agreement.
15.

Counterparts; Electronic Signatures. This Consent Agreement may be executed in any number of counterparts and each counterpart will be deemed to be an original document. All executed counterparts together will constitute one and the same document, and any counterpart signature pages may be detached and assembled to form a single original document. This Consent Agreement may be executed and delivered through the use of electronic signature(s) in accordance with applicable law, and electronic signature(s) are deemed to be original signatures for purposes of this Consent Agreement and all matters related thereto, with such electronic signature(s) having the same legal effect as original signature(s).

16.	Landlord Estoppel. Landlord hereby certifies and agrees as follows:
a.	The Lease is in full force and effect and contains the entire agreement between Landlord and Assignor with respect to the Premises.
b.

To Landlord’s actual knowledge, after reasonable internal inquiry, no default exists under the Lease on the part of Assignor and no event or condition has occurred or exists which, with notice or the passage of time or both, would constitute a default by Assignor under the Lease.

c.	To Landlord’s actual knowledge, after reasonable internal inquiry, through January 31, 2024, there is no unpaid Rent payable by Assignor to Landlord.
d.

Landlord has not been notified of any potential violation of any law, rule, or regulation with respect to the Premises that remains uncured, nor has Landlord given notice to Assignor of any potential violation of any law, rule or regulation with respect to the Premises that remains uncured.

[Signature Pages Follow]

- 3 -	Consent to Assignment Building 103, Suite 150 Kinnate/Eventbrite

IN WITNESS WHEREOF, Landlord, Assignor, and Assignee have executed this Consent Agreement as of the Effective Date.

LANDLORD:

PRESIDIO TRUST, a wholly-owned government corporation of the United States of America

By:	/s/ Josh Bagley
Josh Bagley, Deputy Chief Business Officer

- 4 -	Consent to Assignment Building 103, Suite 150 Kinnate/Eventbrite

ASSIGNOR:

KINNATE BIOPHARMA INC., a Delaware corporation

By:	/s/ Mark Meltz
Name:	Mark Meltz
Title:	Chief Operating Officer, General Counsel and Secretary

ASSIGNEE:

EVENTBRITE, INC., a Delaware corporation

By:	/s/ Julia Hartz
Name:	Julia Hartz
Title:	CEO

By:	/s/ Julia Taylor
Name:	Julia Taylor
Title:	General Counsel

Each individual signing on behalf of each of Assignor and Assignee represents and warrants in their individual capacity that this Consent Agreement has been duly authorized, executed, and delivered by and is binding upon their respective party to this Consent Agreement.

- 5 -	Consent to Assignment Building 103, Suite 150 Kinnate/Eventbrite

EXHIBIT A

AGREEMENT FOR ASSIGNMENT AND ASSUMPTION OF LEASE

- 6 -	Consent to Assignment Building 103, Suite 150 Kinnate/Eventbrite

EXECUTION VERSION

AGREEMENT FOR ASSIGNMENT AND ASSUMPTION OF LEASE

THIS AGREEMENT FOR ASSIGNMENT AND ASSUMPTION OF LEASE (this “Agreement”) is made and entered into as of this 20th day of December, 2023, by and between KINNATE BIOPHARMA INC., a Delaware corporation (“Assignor”), and EVENTBRITE, INC., a Delaware corporation (“Assignee”).

W I T N E S S E T H:

WHEREAS, Presidio Trust, a wholly-owned government corporation of the United States of America (“Landlord”), as landlord, and Assignor, as tenant, are parties to that certain Net Office Lease dated as of August 5, 2021 (the “Lease”), for premises containing approximately 5,698 square feet of rentable office space (“Leased Premises”) in Suite 150 in Building 103 of the office building having an address of 103 Montgomery Street, San Francisco, California;

WHEREAS, Assignor desires to assign to Assignee all of Assignor’s right, title and interest, as tenant, in, to and under the Lease, and Assignee desires to accept such assignment and to assume all of the duties, responsibilities and obligations of the tenant under the Lease;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.Defined Terms. Capitalized terms used in this Agreement without definition shall have the meanings ascribed to them in the Lease.

2.Assignment. Effective on the later of (i) January 1, 2024, and (ii) the date that Landlord shall consent to Assignor’s assignment of the Lease to Assignee (the “Closing Date”), Assignor shall assign to Assignee all of Assignor’s right, title and interest, as tenant, in, to and under the Lease, and Assignee shall accept such assignment and assume all of the duties, responsibilities and obligations of the tenant under the Lease (the “Assignment”). The Assignment shall be without recourse to Assignor (except for Assignor’s indemnification obligations to Assignee) and memorialized by Assignor’s and Assignee’s execution and delivery of the form of assignment and assumption of lease agreement attached hereto as Exhibit A, together with Landlord’s form of consent agreement provided that the same is consistent with the provisions of this Agreement.

3.Conditions Precedent to Closing. Each of Assignor’s and Assignee’s obligations under this Agreement is conditioned upon Landlord’s consent to the Assignment on the terms and conditions of this Agreement. If such consent is not given by the date that is 45 days following the date of this Agreement, either party may cancel this Agreement upon 15 days written notice to the other; provided, however such cancellation shall not be effective if consent is obtained from Landlord prior to the expiration of such 15-day period.

(a)Assignor’s obligations under this Agreement are further conditioned upon Landlord’s execution and delivery of a release of Assignor from all obligations and liabilities arising or accruing under the Lease from and after the Closing Date.

(b)Assignee’s obligations under this Agreement are further conditioned upon (i) delivery of the Leased Premises by Assignor on the Closing Date in substantially the same condition existing as of the date of this Agreement, reasonable wear and tear excepted, and broom clean and free of Assignor’s personal property not being conveyed to Assignee on the Closing Date, and (ii) removal of Assignor’s identity signage in the interior front hallway of the Leased Premises (and any other signage located in the Leased Premises) and repair of the area(s) to a neat and clean condition at Assignor’s sole cost and expense. Subject to the terms in this Section 3(b), on the Closing Date, Assignee shall accept the Leased Premises in its then “as-is” condition, with all faults and without any representation or warranty by Assignor.

4.Payment to Assignor. On the Closing Date, Assignee shall pay to Assignor in immediately available funds in the amount of the Security Deposit (i.e., $70,544.64) required under Article 30 of the Lease. Upon such payment, Assignee shall have all rights to the Security Deposit under the Lease.

5.Adjustments. Assignor shall be solely responsible for the payment of all Base Rent as well as the Service District Charge and Tenant’s Reimbursable Expense Pro Rata Share for Utility Services, janitorial services and/or other services furnished by Landlord, or otherwise billed to Assignor in accordance with Articles 3 and 7 of the Lease (collectively, the “Additional Rent”) from the date of this Agreement through the day immediately preceding the Closing Date. Assignee shall be solely responsible for the payment of all Base Rent and Additional Rent from and after the Closing Date. If any Additional Rent amounts cannot conclusively be determined as of the Closing Date, then the same shall be adjusted on the Closing Date based upon the most recently issued invoices/bills as of the Closing Date and shall be re-adjusted within 45 days after closing occurs. Any discrepancy resulting from such recomputation and any errors or omissions in computing such adjustments shall be promptly corrected. The provisions of this Section 5 shall survive the Closing Date for a period of 45 days.

6.Utilities. Assignor shall endeavor to close its accounts with applicable utility providers, if any, as of the Closing Date. Assignee shall be solely responsible for opening new accounts with applicable utility providers, if any, to be effective from and after the Closing Date.

7.Furniture, Fixtures and Equipment. On the Closing Date, Assignee shall become the owner of the furniture, fixtures and equipment located in the Leased Premises and shown on Exhibit B (together with such other office and IT supplies and equipment in the Leased Premises, “FF&E”) for consideration of $1.00. Assignee shall accept the FF&E in its “as-is” condition, without any representation or warranty as to the condition thereof by Assignor. Additionally, on the Closing Date, Assignor shall execute and deliver a bill of sale evidencing the transfer of ownership of the FF&E in a form mutually agreeable to Assignor and Assignee. In any event, after the Closing Date, all transportation, repair, maintenance or replacement of the FF&E shall be at Assignee’s sole cost and expense.

8.Brokerage. Assignor and Assignee each represents to the other that no real estate brokers or agents are involved in this Agreement, except Colliers International (“Colliers”) on behalf of Assignee and Evolution Real Estate Inc. (“Evolution” and together with Colliers, the “Brokers”) on behalf of Assignor. Assignor and Assignee shall indemnify and hold the other harmless from any breach by it of this representation. Assignor shall pay the applicable Brokers’

commissions pursuant to separate agreements.

9.Time is of the Essence. The parties agree that time is of the essence with respect to the performance of each of the covenants and agreements contained in this Agreement.

10.Notices. Any notice or communication required or permitted to be given or served by Assignee or Assignor upon the other shall be deemed given or served in accordance with the provisions of this Agreement when mailed by United States registered or certified mail, return receipt requested, or delivered to a nationally recognized overnight courier, postage prepaid, or delivered by hand delivery, or email, properly addressed as follows:

If to Assignor:Kinnate Biopharma Inc.

c/o Mark Meltz 565 Rosita Avenue

Los Altos, California 94024

Email: legal@kinnate.com

With a copy to:Kinnate Biopharma Inc.

c/o Mark Meltz 565 Rosita Avenue

Los Altos, California 94024

Email: legal@kinnate.com

If to Assignee:Eventbrite, Inc.

95 Third Street, 2nd Floor

San Francisco, CA 94103

Attention: Chief Human Resources Officer

Email: bx-leads@eventbrite.com

11.Waiver of Jury Trial/Attorneys’ Fees. Assignor and Assignee hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matters in any way arising out of or connected with this Agreement. In the event that any legal proceeding is commenced related to this Agreement, the prevailing party in such proceeding shall be entitled to recover its reasonable attorneys’ fees, costs and expenses of litigation from the non- prevailing party.

12.Governing Law; Dispute Resolution. It is the intention of the parties hereto that this Agreement (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the State of California. All disputes arising out of this Agreement will be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in San Francisco, California, and each of the parties hereto hereby consents to the personal jurisdiction thereof.

13.Successors and Assigns. This Assignment shall bind, and inure to the benefit of, the parties hereto and their respective successors and assigns.

14.Counterparts; Electronic Signature. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one and the same agreement. Execution copies of this Agreement may be delivered electronically, and the parties hereto agree to accept and be bound by electronic or scanned signatures, which signatures shall be considered as original signatures with the transmitted Agreement having the binding effect as an original signature on an original document.

15.Assignor’s Representations. Assignor represents and warrants that as of the date of this Agreement, to the best of Assignor’s knowledge, neither Landlord nor Assignor is in default beyond applicable notice and cure periods under the Lease, Assignor has not received any written notices of default under the Lease that remain uncured, and to the best of Assignor’s knowledge, the Lease is in full force and effect. Assignor has not received written notice that Landlord has drawn on or applied any funds from the Security Deposit in accordance with the Lease.

16.Assignee’s Representations. Assignee represents and warrants that Assignee has full right, authority and power to enter into this Agreement and assume the Lease, subject to any consent which may be required under the Lease.

[end of page; signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have mutually executed and delivered this Agreement as of the date and year first above written.

ASSIGNOR:

KINNATE BIOPHARMA INC.,
a Delaware corporation

By:	/s/ Mark Meltz
Name:	Mark Meltz
Title:	COO and General Counsel

ASSIGNEE:

EVENTBRITE, INC.,
a Delaware corporation

By:	/s/ Julia Taylor
Name:	Julia Taylor
Title:	General Counsel

[Signature Page to Agreement for Assignment and Assumption of Lease - Presidio]

EXECUTION VERSION

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made this                 day of                    , by and between KINNATE BIOPHARMA INC., a Delaware corporation (“Assignor”), and EVENTBRITE, INC., a Delaware corporation (“Assignee”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Agreement for Assignment and Assumption of Lease dated as of the 20th day of December, 2023, between Assignor and Assignee, Assignor is conveying to Assignee all of its right, title and interest as tenant of a leasehold estate in that certain Net Office Lease dated as of August 5, 2021 (as may be further amended and in effect from time to time, the “Lease”), by and between Presidio Trust, a wholly-owned government corporation of the United States of America (“Landlord”), as landlord, and Assignor, as tenant, for premises containing approximately 5,698 square feet of rentable office space in Suite 150 in Building 103 of the office building having an address of 103 Montgomery Street, San Francisco, California.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.Assignment. Assignor hereby assigns, sets over and transfers to Assignee all of its right, title and interest, as tenant, in the Lease, TO HAVE AND TO HOLD the same unto Assignee.

2.Assumption. Assignee hereby assumes all of the obligations of the tenant under the Lease which first arise and accrue from and after the date hereof.

3.Indemnification.

(a)Assignor hereby indemnifies and agrees to defend and hold harmless Assignee from and against any and all liability, loss, damage and expense, including, without limitation, reasonable attorneys’ fees, that Assignee may incur under or relating to the Lease by reason of any failure or alleged failure of Assignor to have complied with or to have performed, before the date hereof, any of the obligations of the tenant under the Lease that were to be performed before the date hereof.

(b)Assignee hereby indemnifies and agrees to defend and hold harmless Assignor from and against any and all liability, loss, damage and expense, including without limitation, reasonable attorneys’ fees, that Assignor may incur under the Lease by reason of any failure or alleged failure of Assignee to comply with or to perform, on or after the date hereof, all of the obligations of the tenant under the Lease that arise on and after the date hereof and are to be performed on or after the date hereof.

4.Successors and Assigns. This Assignment shall bind, and inure to the benefit of,

the parties hereto and their respective successors and assigns.

5.Counterparts; Electronic Signature. This Assignment may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one and the same agreement. Execution copies of this Assignment may be delivered electronically, and the parties hereto agree to accept and be bound by electronic or scanned signatures, which signatures shall be considered as original signatures with the transmitted Assignment having the binding effect as an original signature on an original document.

6.Governing Law. This Assignment shall be governed and construed in accordance with the laws of the State of California.

[end of page; signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have mutually executed and delivered this Assignment as of the date and year first above written.

ASSIGNOR:

KINNATE BIOPHARMA INC.,
a Delaware corporation

By:
Name:
Title:

ASSIGNEE:

EVENTBRITE, INC.,
a Delaware corporation

By:
Name:
Title:

[Signature Page to Assignment and Assumption of Lease - Presidio]

EXHIBIT B

FF&E

Front Entry Hallway
Credenza
Decorative items on credenza
Living moss artwork
Gray chairs
Rug
Lockers
Kitchen/Lounge
Bulletin board
Barstools
Kitchen installed appliances
TV
Logi system and controller
Circular rug
High backed grey striped chairs
High backed green chairs
Coffee tables
Credenza
Standing desks
Rolling file cabinet
White lounge chairs
Artwork over fireplace
Corner booth
Corner booth marble table
Corner booth dining chairs
Marble circle kitchen table
Brown dining chairs
Touch Down Room and IT Closet
Standing desks
Tall desk chairs
Locker/Wi-Fi system
Office supplies
IT equipment
Hallway Outside Board Room
Coffee table
Sectional sofa
Board Room
Board table

Conference room chairs
Rug
TVs
Logi system and controller
Credenza
Dry board
Pacific Heights
Marble circle table
TV
Conference room chairs
Logi system and controller
Side table
Castro
Marble circle table
Conference room chairs
Dry board
TV
Logi system and controller
Mission
Oval table
Grey swivel chairs
Dry board
TVs
Logi system and controller
Haight Ashbury
Marble circle table
Conference room chairs
Credenza
TV
Logi system and controller
North Beach
Conference table
Blue swivel chairs
TVs
Logi system and controller
Dry board

EXHIBIT B

COPY OF ASSIGNMENT AND ASSUMPTION OF LEASE

- 7 -	Consent to Assignment Building 103, Suite 150 Kinnate/Eventbrite

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made this 1st day of February 2024, by and between KINNATE BIOPHARMA INC., a Delaware corporation (“Assignor”), and EVENTBRITE, INC., a Delaware corporation (“Assignee”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Agreement for Assignment and Assumption of Lease dated as of the 20th day of December, 2023, between Assignor and Assignee, Assignor is conveying to Assignee all of its right, title and interest as tenant of a leasehold estate in that certain Net Office Lease dated as of August 5, 2021 (as may be further amended and in effect from time to time, the “Lease”), by and between Presidio Trust, a wholly-owned government corporation of the United States of America (“Landlord”), as landlord, and Assignor, as tenant, for premises containing approximately 5,698 square feet of rentable office space in Suite 150 in Building 103 of the office building having an address of 103 Montgomery Street, San Francisco, California.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.Assignment. Assignor hereby assigns, sets over and transfers to Assignee all of its right, title and interest, as tenant, in the Lease, TO HAVE AND TO HOLD the same unto Assignee.

2.Assumption. Assignee hereby assumes all of the obligations of the tenant under the Lease which first arise and accrue from and after the date hereof.

3.Indemnification.

(a)Assignor hereby indemnifies and agrees to defend and hold harmless Assignee from and against any and all liability, loss, damage and expense, including, without limitation, reasonable attorneys’ fees, that Assignee may incur under or relating to the Lease by reason of any failure or alleged failure of Assignor to have complied with or to have performed, before the date hereof, any of the obligations of the tenant under the Lease that were to be performed before the date hereof.

(b)Assignee hereby indemnifies and agrees to defend and hold harmless Assignor from and against any and all liability, loss, damage and expense, including without limitation, reasonable attorneys’ fees, that Assignor may incur under the Lease by reason of any failure or alleged failure of Assignee to comply with or to perform, on or after the date hereof, all of the obligations of the tenant under the Lease that arise on and after the date hereof and are to be performed on or after the date hereof.

4.Successors and Assigns. This Assignment shall bind, and inure to the benefit of, the parties hereto and their respective successors and assigns.

5.Counterparts; Electronic Signature. This Assignment may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one and the same agreement. Execution copies of this Assignment may be delivered electronically, and the parties hereto agree to accept and be bound by electronic or scanned signatures, which signatures shall be considered as original signatures with the transmitted Assignment having the binding effect as an original signature on an original document.

6.Governing Law. This Assignment shall be governed and construed in accordance with the laws of the State of California.

[end of page; signatures follow on next page]

2

IN WITNESS WHEREOF, the parties hereto have mutually executed and delivered this Assignment as of the date and year first above written.

ASSIGNOR:

KINNATE BIOPHARMA INC.,
a Delaware corporation

By:	/s/ Mark Meltz
Name:	Mark Meltz
Title:	COO and General Counsel

ASSIGNEE:

EVENTBRITE, INC.,
a Delaware corporation

By:	/s/ Julia Taylor
Name:	Julia Taylor
Title:	General Counsel